    Press Release

UGI Reports Fiscal 2024 Third Quarter Results
August 7, 2024

VALLEY FORGE, PA - UGI Corporation (NYSE: UGI) today reported financial results for the fiscal quarter ended June 30, 2024.

HIGHLIGHTS
•Q3 GAAP diluted EPS of $(0.23) and adjusted diluted EPS of $0.06 compared to GAAP diluted EPS of $(3.76) and adjusted diluted EPS of $0.00 in the prior-year period.
•Year-to-date GAAP diluted EPS of $2.52 and adjusted diluted EPS of $3.22 compared to GAAP diluted EPS of $(7.78) and adjusted diluted EPS of $2.81 in the prior-year period.
•Year-to-date reportable segments earnings before interest expense and income taxes1 ("EBIT") of $1,185 million compared to $1,076 million in the prior-year period.
•Solid third quarter results largely reflecting a $38 million year-over-year reduction in operating and administrative expenses across all segments.
•On a year-to-date basis, refinanced over $1 billion of debt across the entity and completed approximately $460 million of debt reduction at AmeriGas Propane.
•Released the sixth annual ESG Report entitled, The Journey: Managing Climate Risks and Opportunities, outlining our progress on all aspects of the company’s ESG journey.
•Continue to expect to be within the fiscal 2024 adjusted diluted EPS guidance range of $2.70 - $3.002 per share.

"UGI reported solid fiscal third quarter results, demonstrating steady progress in executing on the key strategic priorities," said Mario Longhi, Interim President and Chief Executive Officer. "We delivered one of the strongest year-to-date financial performances in the company’s 140+ year history led by record earnings from our resilient and growth-oriented natural gas businesses and improved financial results from UGI International. Actions taken to achieve sustainable cost savings across the enterprise have also provided a meaningful contribution to our financial performance. Lastly, we continue to execute on our objective to stabilize and optimize the AmeriGas business, including taking cost reduction actions and eliminating inefficiencies. I want to thank our dedicated employees who work hard every day to deliver these results.”

“We are confident in UGI’s ability to create sustainable value for its shareholders through diligent focus and execution of certain key strategic priorities that we shared last quarter: pursuing portfolio optimization and growth, continuing our efforts to stabilize and optimize AmeriGas Propane, creating efficiencies and an optimal cost structure, and driving balance sheet improvement.”

EARNINGS CALL AND WEBCAST
UGI Corporation will hold a live Internet Audio Webcast of its conference call to discuss the quarterly earnings and other current activities at 9:00 AM ET on Thursday, August 8, 2024. Interested parties may listen to the audio webcast both live and in replay on the Internet at https://www.ugicorp.com/investors/financial-reports/presentations or by visiting the company website https://www.ugicorp.com and clicking on Investors and then Presentations. A replay of the webcast will be available after the event through to 11:59 PM ET August 7, 2025.

CONTACT INVESTOR RELATIONS
Tel: +1 610-337-1000
Tameka Morris, ext. 6297
Arnab Mukherjee, ext. 7498

ABOUT UGI
UGI Corporation (NYSE: UGI) is a distributor and marketer of energy products and services in the US and Europe. UGI offers safe, reliable, affordable, and sustainable energy solutions to customers through its subsidiaries, which provide natural gas transmission and distribution, electric generation and distribution, midstream services, propane distribution, renewable natural gas generation, distribution and marketing, and energy marketing services.

Comprehensive information about UGI Corporation is available on the Internet at https://www.ugicorp.com.

USE OF NON-GAAP MEASURES
Management uses "adjusted net income attributable to UGI Corporation" and "adjusted diluted earnings per share," both of which are non-GAAP financial measures, when evaluating UGI's overall performance. Management believes that these non-GAAP measures provide meaningful information to investors about UGI’s performance because they eliminate the impacts of (1) gains and losses on commodity and certain foreign currency derivative instruments not associated with current-period transactions and (2) other significant discrete items that can affect the comparison of period-over-period results. Volatility in net income attributable to UGI can occur as a result of gains and losses on commodity and certain foreign currency derivative instruments not associated with current-period transactions but included in earnings in accordance with U.S. generally accepted accounting principles ("GAAP").

Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP and should be considered in addition to, and not as a substitute for, the comparable GAAP measures.

The tables on the last page of this press release reconcile net income attributable to UGI Corporation, the most directly comparable GAAP measure, to adjusted net income attributable to UGI Corporation, and diluted earnings per share, the most comparable GAAP measure, to adjusted diluted earnings per share, to reflect the adjustments referred to above.

1 Reportable segments' EBIT represents an aggregate of our reportable operating segment level EBIT, as determined in accordance with GAAP.

2 Because we are unable to predict certain potentially material items affecting diluted earnings per share on a GAAP basis, principally mark-to-market gains and losses on commodity and certain foreign currency derivative instruments, we cannot reconcile fiscal year 2024 adjusted diluted earnings per share, a non-GAAP measure, to diluted earnings per share, the most directly comparable GAAP measure, in reliance on the “unreasonable efforts” exception set forth in SEC rules.

USE OF FORWARD-LOOKING STATEMENTS
This press release contains statements, estimates and projections that are forward-looking statements (as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended). Such statements use forward-looking words such as “believe,” “plan,” “anticipate,” “continue,” “estimate,” “expect,” “may,” or other similar words and terms of similar meaning, although not all forward-looking statements contain such words. These statements discuss plans, strategies, events or developments that we expect or anticipate will or may occur in the future. Management believes that these are reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control; accordingly, there is no assurance that results will be realized. You should read UGI’s Annual Report on Form 10-K for a more extensive list of factors that could affect results. We undertake no obligation (and expressly disclaim any obligation) to update publicly any forward-looking statement, whether as a result of new information or future events, except as required by the federal securities laws. Among them are adverse weather conditions (including increasingly uncertain weather patterns due to climate change) resulting in reduced demand, the seasonal nature of our business, and disruptions in our operations and supply chain; cost volatility and availability of energy products, including propane and other LPG, natural gas, and electricity, as well as the availability of LPG cylinders, and the capacity to transport product to our customers; changes in domestic and foreign laws and regulations, including safety, health, tax, transportation, consumer protection, data privacy, accounting, and environmental matters, such as regulatory responses to climate change; the inability to timely recover costs through utility rate proceedings; increased customer conservation measures due to high energy prices and improvements in energy efficiency and technology resulting in reduced demand; adverse labor relations and our ability to address existing or potential workforce shortages; the impact of pending and future legal or regulatory proceedings, inquiries or investigations; competitive pressures from the same and alternative energy sources; failure to acquire new customers or retain current customers, thereby reducing or limiting any increase in revenues; liability for environmental claims; customer, counterparty, supplier, or vendor defaults; liability for uninsured claims and for claims in excess of insurance coverage, including those for personal injury and property damage arising from explosions, acts of war, terrorism, natural disasters, pandemics and other catastrophic events that may result from operating hazards and risks incidental to generating and distributing electricity and transporting, storing and distributing natural gas and LPG in all forms; transmission or distribution system service interruptions; political, regulatory and economic conditions in the United States, Europe and other foreign countries, including uncertainties related to the war between Russia and Ukraine, the conflict in the Middle East, the European energy crisis, and foreign currency exchange rate fluctuations (particularly the euro); credit and capital market conditions, including reduced access to capital markets and interest rate fluctuations; changes in commodity market prices resulting in significantly higher cash collateral requirements; impacts of our indebtedness and the restrictive covenants in our debt agreements; reduced distributions from subsidiaries impacting the ability to pay dividends or service debt; changes in Marcellus and Utica Shale gas production; the success of our strategic initiatives and investments intended to advance our business strategy; our ability to successfully integrate acquired businesses and achieve anticipated synergies; the interruption, disruption, failure, malfunction, or breach of our information technology systems, and those of our third-party vendors or service providers, including due to cyber-attack; the inability to complete pending or future energy infrastructure projects; our ability to attract, develop, retain and engage key employees; uncertainties related to global pandemics; the impact of a material impairment of our assets; the impact of proposed or future tax legislation; the impact of declines in the stock market or bond market, and a low interest rate environment, on our pension liability; our ability to protect our intellectual property; our ability to overcome supply chain issues that may result in delays or shortages in, as well as increased costs of, equipment, materials or other resources that are critical to our business operations; and our ability to control operating costs and realize cost savings.

SEGMENT RESULTS ($ in millions, except where otherwise indicated)

Utilities

For the fiscal quarter ended June 30,	2024	2023	(Decrease) Increase
Revenues	$257	$278	$(21)	(8)%
Total margin (a)	$164	$156	$8	5%
Operating and administrative expenses	$86	$87	$(1)	(1)%
Operating income	$37	$32	$5	16%
Earnings before interest expense and income taxes	$39	$34	$5	15%
Gas Utility system throughput - billions of cubic feet
Core market	12	12	—	—%
Total	78	77	1	1%
Gas Utility heating degree days - % (warmer) than normal (b)	(26.1)%	(11.2)%
Capital expenditures	$126	$146	$(20)	(14)%

•Gas Utility service territory experienced temperatures that were 17% warmer than the prior-year period.
•Core market volumes were consistent as the impact of growth in core market customers was offset by warmer than prior-year weather.
•Total margin increased $8 million primarily due to higher gas and electric base rates, higher Distribution System Improvement Charge (DSIC) benefits, and continued customer growth.
•Operating income increased $5 million due to the higher total margin ($8 million) and lower operating and administrative expenses, partially offset by higher depreciation expense ($4 million) from continued distribution system capital expenditure activity.

Midstream & Marketing

For the fiscal quarter ended June 30,	2024	2023	(Decrease) Increase
Revenues	$253	$279	$(26)	(9)%
Total margin (a)	$86	$87	$(1)	(1)%
Operating and administrative expenses	$30	$31	$(1)	(3)%
Operating income	$41	$40	$1	3%
Earnings before interest expense and income taxes	$43	$41	$2	5%
Heating degree days - % (warmer) than normal (b)	(23.5)%	(6.8)%
Capital expenditures	$40	$40	$—	—%

•Temperatures were 18% warmer than the prior-year period.
•Total margin decreased $1 million as lower margin from capacity management activities were partially offset by higher storage and natural gas pipeline gathering margins.
•Operating income increased $1 million as slightly lower total margin was offset by reduced operating and administrative expenses and other operating income.

UGI International

For the fiscal quarter ended June 30,	2024	2023	(Decrease) Increase
Revenues	$455	$611	$(156)	(26)%
Total margin (a)	$211	$193	$18	9%
Operating and administrative expenses (a)	$138	$157	$(19)	(12)%
Operating income	$57	$21	$36	171%
Earnings before interest expense and income taxes	$57	$22	$35	159%
LPG retail gallons sold (millions)	152	158	(6)	(4)%
Heating degree days - % (warmer) than normal (b)	(10.0)%	(9.8)%
Capital expenditures	$24	$27	$(3)	(11)%

UGI International base-currency results are translated into U.S. dollars based upon exchange rates experienced during the reporting periods. Differences in these translation rates affect the comparison of line item amounts presented in the table above. The functional currency of a significant portion of our UGI International results is the euro and, to a much lesser extent, the British pound sterling. During the 2024 and 2023 three-month periods, the average unweighted euro-to-dollar translation rates were approximately $1.08 and $1.09, respectively, and the average unweighted British pound sterling-to-dollar translation rates were approximately $1.26 and $1.25, respectively.

•Temperatures were 10% warmer than normal and 3% warmer than the prior-year period.
•Retail volume decreased 4% largely due to the effects of the warmer weather and lower growth from natural gas to LPG conversions.
•Total margin increased $18 million primarily due to higher LPG unit margins and, to a lesser extent, increased margin from energy marketing activities.
•Operating and administrative expenses decreased $19 million reflecting lower personnel-related and maintenance expenses.
•Operating income increased $36 million reflecting higher total margin ($18 million), lower operating and administrative expenses ($19 million), and higher gains associated with asset sales ($6 million), partially offset by lower other operating income ($5 million).

AmeriGas Propane

For the fiscal quarter ended June 30,	2024	2023	(Decrease) Increase
Revenues	$445	$514	$(69)	(13)%
Total margin (a)	$228	$263	$(35)	(13)%
Operating and administrative expenses	$219	$236	$(17)	(7)%
Operating (loss)/(loss) before interest expense and income taxes	$(27)	$(8)	$(19)	238%
Retail gallons sold (millions)	142	163	(21)	(13)%
Heating degree days - % (warmer) colder than normal (b)	(5.5)%	4.2%
Capital expenditures	$21	$42	$(21)	(50)%
•Temperatures were 6% warmer than normal and 9% warmer than the prior-year period.
•Retail gallons sold decreased 13% due to continued customer attrition and the effect of warmer weather.
•Total margin decreased $35 million reflecting the impact of lower retail volume.
•Operating and administrative expenses decreased $17 million reflecting, among other things, lower compensation and advertising expenses.
•Operating income decreased $19 million as lower total margin was partially offset by reduced operating and administrative expenses.

(a)Total margin represents total revenue less total cost of sales. In the case of Utilities, total margin is also reduced by certain revenue-related taxes.
(b)Deviation from average heating degree days is determined on a 10-year period utilizing volume-weighted weather data.

REPORT OF EARNINGS – UGI CORPORATION
(Millions of dollars, except per share)
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,		Twelve Months Ended June 30,
	2024	2023	2024	2023	2024	2023
Revenues:
Utilities	$257	$278	$1,396	$1,644	$1,606	$1,864
Midstream & Marketing	253	279	1,130	1,586	1,391	2,181
UGI International	455	611	1,853	2,436	2,382	3,111
AmeriGas Propane	445	514	1,869	2,147	2,303	2,667
Corporate & Other (a)	(30)	(23)	(280)	(289)	(310)	(365)
Total revenues	$1,380	$1,659	$5,968	$7,524	$7,372	$9,458
Earnings (loss) before interest expense and income taxes:
Utilities	39	34	$400	$367	$398	$371
Midstream & Marketing	43	41	298	253	336	306
UGI International	57	22	305	216	323	242
AmeriGas Propane	(27)	(8)	182	240	210	244
Total reportable segments	112	89	1,185	1,076	1,267	1,163
Corporate & Other (a)	(71)	(828)	(195)	(2,789)	(22)	(2,521)
Total earnings (loss) before interest expense and income taxes	41	(739)	990	(1,713)	1,245	(1,358)
Interest expense:
Utilities	(22)	(20)	(69)	(62)	(89)	(80)
Midstream & Marketing	(9)	(11)	(29)	(33)	(41)	(43)
UGI International	(11)	(10)	(33)	(26)	(44)	(32)
AmeriGas Propane	(41)	(40)	(122)	(122)	(163)	(162)
Corporate & Other, net (a)	(13)	(15)	(43)	(38)	(57)	(48)
Total interest expense	(96)	(96)	(296)	(281)	(394)	(365)
(Loss) income before income taxes	(55)	(835)	694	(1,994)	851	(1,723)
Income tax (expenses) benefits	7	46	(152)	361	(178)	333
Net (loss) income including noncontrolling interests	(48)	(789)	542	(1,633)	673	(1,390)
Add net loss attributable to noncontrolling interests	—	—	—	—	—	1
Net (loss) income attributable to UGI Corporation	$(48)	$(789)	$542	$(1,633)	$673	$(1,389)
(Loss) earnings per share attributable to UGI shareholders:
Basic	$(0.23)	$(3.76)	$2.58	$(7.78)	$3.20	$(6.62)
Diluted	$(0.23)	$(3.76)	$2.52	$(7.78)	$3.12	$(6.62)
Weighted Average common shares outstanding (thousands):
Basic	210,679	209,706	210,090	209,811	210,573	209,793
Diluted	210,679	209,706	215,218	209,811	215,909	209,793
Supplemental information:
Net (loss) income attributable to UGI Corporation:
Utilities	$13	$10	$254	$234	$239	$224
Midstream & Marketing	22	22	234	165	262	196
UGI International	39	13	213	150	235	164
AmeriGas Propane	(36)	(35)	17	87	1	64
Total reportable segments	38	10	718	636	737	648
Corporate & Other (a)	(86)	(799)	(176)	(2,269)	(64)	(2,037)
Total net (loss) income attributable to UGI Corporation	$(48)	$(789)	$542	$(1,633)	$673	$(1,389)

(a)    Corporate & Other includes specific items attributable to our reportable segments that are not included in profit measures used by our Chief Operating Decision Maker in assessing our reportable segments' performance or allocating resources. These specific items are shown in the section titled "Non-GAAP

Financial Measures - Adjusted Net Income (Loss) Attributable to UGI and Adjusted Diluted Earnings Per Share" below. Corporate & Other also includes the elimination of certain intercompany transactions.

Non-GAAP Financial Measures - Adjusted Net Income Attributable to UGI and Adjusted Diluted Earnings Per Share.

The following tables reconcile net income attributable to UGI Corporation, the most directly comparable GAAP measure, to adjusted net income attributable to UGI Corporation, and reconcile diluted earnings per share, the most comparable GAAP measure, to adjusted diluted earnings per share, to reflect the adjustments referred to previously:

	Three Months Ended June 30,		Nine Months Ended June 30,		Twelve Months Ended June 30,
	2024	2023	2024	2023	2024	2023
Adjusted net (loss) income attributable to UGI Corporation (millions):
Net (loss) income attributable to UGI Corporation	$(48)	$(789)	$542	$(1,633)	$673	$(1,389)
Net (gains) losses on commodity derivative instruments not associated with current-period transactions (net of tax of $15, $(36), $16, $(465), $62 and $(423), respectively)	(33)	115	(66)	1,349	(190)	1,146
Unrealized losses on foreign currency derivative instruments (net of tax of $1, $(1), $(5), $(15), $(1) and $(6), respectively)	—	1	13	37	3	15
Loss associated with impairment of AmeriGas Propane goodwill (net of tax of $0, $4, $0, $4, $0, and $4, respectively)	—	660	—	660	—	660
Loss on extinguishment of debt (net of tax of $(2), $(2), $(2), $(2), $(2) and $(2), respectively)	5	7	5	7	5	7
Impairment associated with equity method investments (net of tax of $0, $0, $0, $0, $0 and $1, respectively)	25	—	25	—	25	(14)
Business transformation expenses (net of tax of $0, $(1), $0, $(2), $(1), and $(2), respectively)	—	1	—	4	3	7
Costs associated with exit of the UGI International energy marketing business (net of tax of $0, $0, $(14), $(64), $(17) and $(65), respectively)	2	—	68	170	79	174
Impact of change in tax law	—	—	—	—	—	(19)
AmeriGas operations enhancement for growth project (net of tax of $(3), $(2), $(6), $(5), $(7) and $(7), respectively)	9	4	19	14	23	17
Restructuring costs (net of tax of $(2), $0, $(12), $0, $(12) and $(2), respectively)	7	—	37	—	37	4
Net gain on sale of UGI headquarters building (net of tax of $0, $0, $0, $0, $4 and $0, respectively)	—	—	—	—	(10)	—
Impairment of held-for-sale assets (net of tax of $(17), $0, $(17), $0, $(17) and $0, respectively)	45	—	45	—	45	—
Impairment of assets (net of tax of $0, $0, (2), $0, $(2) and $0, respectively)	—	—	5	—	5	—
Total adjustments (1)	60	788	151	2,241	25	1,997
Adjusted net income (loss) attributable to UGI Corporation	$12	$(1)	$693	$608	$698	$608

Adjusted diluted earnings per share:
UGI Corporation (loss) earnings per share — diluted (2)	$(0.23)	$(3.76)	$2.52	$(7.78)	$3.12	$(6.62)
Net (gains) losses on commodity derivative instruments not associated with current-period transactions	(0.14)	0.55	(0.31)	6.34	(0.88)	5.40
Unrealized losses on foreign currency derivative instruments	—	0.01	0.06	0.18	0.01	0.07
Loss associated with impairment of AmeriGas Propane goodwill	—	3.14	—	3.14	—	3.14
Loss on extinguishment of debt	0.02	0.03	0.02	0.03	0.02	0.03
Impairment associated with equity method investments	0.12	—	0.12	—	0.12	(0.07)
Business transformation expenses	—	0.01	—	0.02	0.01	0.03
Costs associated with the exit of the UGI International energy marketing business	0.01	—	0.32	0.81	0.37	0.83
Impact of change in tax law	—	—	—	—	—	(0.09)
AmeriGas operations enhancement for growth project	0.04	0.02	0.09	0.07	0.11	0.08
Restructuring costs	0.03	—	0.17	—	0.17	0.02
Net gain on sale of UGI headquarters building	—	—	—	—	(0.05)	—
Impairment of held-for-sale assets	0.21	—	0.21	—	0.21	—
Impairment of assets	—	—	0.02	—	0.02	—
Total adjustments (2)	0.29	3.76	0.70	10.59	0.11	9.44
Adjusted diluted earnings per share (2)	$0.06	$—	$3.22	$2.81	$3.23	$2.82

(1)Income taxes associated with pre-tax adjustments determined using statutory business unit tax rates.

(2)The loss per share for the twelve months ended June 30, 2023, was determined excluding the effect of 6.07 million dilutive shares as the impact of such shares would have been antidilutive to the net loss for the period. Adjusted earnings per share for the twelve months ended June 30, 2023, was determined based upon fully diluted shares of 215.86 million. The loss per share for the three months ended June 30, 2024 and nine months ended June 30, 2023, was determined excluding the effect of 3.82 million and 6.22 million dilutive shares, respectively, as the impact of such shares would have been antidilutive due to the net loss for the periods. The adjusted earnings per share for the three months ended June 30, 2024 and nine months ended June 30, 2023, was determined based upon fully diluted shares of 214.50 million and 216.03 million, respectively.